Exhibit 10.3

MERGER AND CONTRIBUTION AGREEMENT

by and among

WESTERN CAPITAL RESOURCES, INC.,

WCRS RESTORERS ACQUISITION CO.,

RESTORERS ACQUISITION, INC.,

J&P PARK ACQUISITIONS, INC.,

J&P REAL ESTATE, LLC,

THE STOCKHOLDERS OF J&P PARK ACQUISITIONS, INC.,

and

THE MEMBERS OF J&P REAL ESTATE,

Dated as of June 9, 2015

TABLE OF CONTENTS

Article 1. DESCRIPTION OF THE MERGER		2
1.1	Merger of Merger Sub with and into Restorers	2
1.2	Closing; Effective Time	2
1.3	Certificate of Incorporation and Bylaws	2
1.4	Conversion of Shares	2
1.5	Closing of the Transfer Books	3
1.6	Reservation of Parent Shares	3
1.7	Tax Consequences	3
1.8	Further Action	3

Article 2. DESCRIPTION OF THE CONTRIBUTION		4
2.1	Contribution	4
2.2	Contribution Consideration	4
2.3	Reservation of Parent Shares	4
2.4	Tax Consequences	4

Article 3. REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES AND OWNERS		4
3.1	Due Organization	4
3.2	Authority; Binding Nature of Agreement	4
3.3	Capitalization	5
3.4	Financial Statements	6
3.5	Absence of Undisclosed Liabilities	6
3.6	Absence of Changes	7
3.7	Title to Assets	7
3.8	Loans	7
3.9	Real Property; Leasehold	7
3.10	Intellectual Property	8
3.11	Contracts and Commitments; No Default	8
3.12	Compliance with Legal Requirements	9
3.13	Governmental Authorizations	9
3.14	Tax Matters	9
3.15	Employee and Labor Matters; Benefit Plans	10
3.16	Environmental Matters	11
3.17	Legal Proceedings; Orders	12
3.18	Reserved	12
3.19	Non-Contravention; Consents	12
3.20	Financial Advisor	12
3.21	Disclosure	12

Article 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS		13
4.1	Subsidiaries; Due Organization	13
4.2	Authority; Binding Nature of Agreement	13
4.3	Capitalization	13
4.4	SEC Filings; Financial Statements	14
4.5	Absence of Undisclosed Liabilities	16
4.6	Absence of Changes	16
4.7	Title to Assets	16
4.8	Loans	16

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4.9	Real Property; Leasehold	16
4.10	Intellectual Property	17
4.11	Contracts and Commitments; No Default	17
4.12	Compliance with Legal Requirements	17
4.13	Governmental Authorizations	17
4.14	Tax Matters	17
4.15	Employee and Labor Matters; Benefit Plans	18
4.16	Environmental Matters	19
4.17	Legal Proceedings; Orders	19
4.18	No Vote Required	20
4.19	Non-Contravention; Consents	20
4.20	Financial Advisor	20
4.21	Disclosure	20
4.22	Merger Sub	21
4.23	Valid Issuance	21

Article 5. CERTAIN COVENANTS OF THE PARTIES		21
5.1	Access and Investigation	21
5.2	Operation of the Business of the Target Companies	21
5.3	Operation of the Business of the Parent Entities	22

Article 6. ADDITIONAL COVENANTS OF THE PARTIES		22
6.1	Exemption from Registration	22
6.2	Regulatory Approvals and Related Matters	23
6.3	Disclosure	23
6.4	Takeover Statutes	23
6.5	Indemnification	23
6.6	Delivery of Revised Disclosure Schedules; Due Diligence Period	24
6.7	Supplement to Disclosure Schedules	25
6.8	Management Agreement	26

Article 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB		26
7.1	Accuracy of Representations	26
7.2	Performance of Covenants	26
7.3	Approval	26
7.4	Documents	26
7.5	Approvals and Consents	26
7.6	No Target Company Material Adverse Effect	26
7.7	No Restraints	27
7.8	Securities Matters	27
7.9	Fairness Opinion	27

Article 8. CONDITIONS PRECEDENT TO OBLIGATION OF RESTORERS AND OWNERS		27
8.1	Accuracy of Representations	27
8.2	Performance of Covenants	27
8.3	Approval of Parent as Sole Stockholder of Merger Sub	27
8.4	Documents	27
8.5	Consents and Approvals	27
8.6	No Parent Material Adverse Effect	27
8.7	No Restraints	27

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8.8	Fairness Opinion	28

Article 9. TERMINATION		28
9.1	Termination	28
9.2	Effect of Termination	29
9.3	Expenses	29

Article 10. GENERAL PROVISIONS		29
10.1	Survival of Representations and Warranties and Covenants	29
10.2	Amendment	29
10.3	Waiver	29
10.4	Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery	30
10.5	Applicable Law; Remedies	30
10.6	Attorneys’ Fees	30
10.7	Assignability	30
10.8	Notices	30
10.9	Severability	31

EXHIBITS

Exhibit A — Certain Definitions	A-1

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MERGER AND CONTRIBUTION AGREEMENT

THIS MERGER AND CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of June 9, 2014, by and among Western Capital Resources, Inc., a Minnesota corporation (“Parent”), WCRS Restorers Acquisition Co., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), Restorers Acquisition, Inc., a Delaware corporation (“Restorers”), J&P Park Acquisitions, Inc., a Delaware corporation (“J&P Park”), J&P Real Estate, LLC, a Delaware limited liability company (“J&P Real Estate”), and the stockholders of J&P Park and the members of J&P Real Estate, each as identified as such on Schedule 2.1 and the signature pages hereto (collectively, the “Owners”). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them in Exhibit A.

RECITALS

A.          Parent, Merger Sub and Restorers intend to effect a merger of Merger Sub with and into Restorers in accordance with, and subject to, the terms and conditions of this Agreement, the Certificate of Merger in a form to be mutually agreed upon by the parties (the “Certificate of Merger”) and the DGCL (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and Restorers will become a wholly owned subsidiary of Parent.

B.          The Owners own all of the issued and outstanding shares of common stock of J&P Park (such shares, the “J&P Park Shares”), which represent all of the issued and outstanding shares of J&P Park and (ii) all of the issued and outstanding membership units (of all classes) of J&P Real Estate (such units, the “J&P Real Estate Units”), which represent all of the issued and outstanding membership interests of J&P Real Estate, in respective amounts set forth next to each Owner’s name on Schedule 2.1. The Owners intend, subject to the terms and conditions of this Agreement, to contribute the J&P Park Shares and the J&P Real Estate Units to Parent in exchange for a number of Parent Shares (the “Contribution”). Upon consummation of the Contribution, each of J&P Park and J&P Real Estate will become wholly owned subsidiaries of Parent.

C.          For United States federal income tax purposes (and, where applicable, state and local income tax purposes): (i) the parties intend that the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code; and (ii) the parties intend that the Contribution will qualify as a tax-free contribution to the capital of a corporation under Section 351 of the Code.

D.          The respective Boards of Directors, Managers or similar governing body of Parent, Merger Sub, J&P Park, J&P Real Estate, Restorers, and the Owners who are not natural persons, have each duly approved and declared advisable this Agreement, the Merger, the Contribution and the other Contemplated Transactions to which they are a party.

E.          Parent, Merger Sub, J&P Park, J&P Real Estate, Restorers, and the Owners desire to make certain representations, warranties, covenants and agreements in connection with the Merger and Contribution, and to prescribe certain conditions to the Merger and the Contribution (as applicable), as set forth in this Agreement.

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AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

Article 1.
DESCRIPTION OF THE MERGER

1.1       Merger of Merger Sub with and into Restorers.

(a)        General. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Restorers. At the Effective Time, the separate existence of Merger Sub shall cease and Restorers shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and become a wholly owned subsidiary of Parent.

(b)        Effects of Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. At the Effective Time, all Restorers’ and Merger Sub’s property, rights, privileges, powers and franchises will vest in the Surviving Corporation, and all debts, liabilities and duties of Restorers and Merger Sub will become the Surviving Corporation’s debts, liabilities, and duties.

1.2       Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the law offices of Maslon LLP, legal counsel to Parent, or at such other time and place as mutually agreed upon by Parent, Restorers and the Owners, including by electronic transmission and release of executed closing documents, on a date to be designated jointly by Parent, Restorers and the Owners, which shall be no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 7 and Article 8 (other than the conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of each such condition). The date on which the Closing actually takes place is referred to as the “Closing Date.” The applicable parties shall cause the Merger to become consummated and effective on the Closing Date by the filing of the Certificate of Merger with the Delaware Secretary of State in such form as is agreed to by Parent and Restorers and as required by, and executed and acknowledged in accordance with, the DGCL. The term “Effective Time” shall be the date and time when the filing of the Certificate of Merger becomes effective or at such later time on the Closing Date as may be designated jointly by Parent and Restorers and specified in the Certificate of Merger.

1.3       Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of Restorers shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.4       Conversion of Shares.

(a)        Merger. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties:

(i)        each Restorers Share that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of shares of validly issued, fully paid and non-assessable Parent Shares equal to the Per Share Merger Consideration, subject to adjustment as provided in Sections 1.4(b) and 1.4(c).

(ii)       all issued and outstanding Restorers Shares as of the Effective Time shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and the holders of such Restorers Shares (immediately prior to the Effective Time) shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration; and

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(iii)      each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, which shall represent the only outstanding share of common stock of the Surviving Corporation immediately after the Effective Time.

(b)        Recapitalizations. If, during the period from the date of this Agreement through the Effective Time, any of the outstanding Restorers Shares or Parent Shares are changed into a different number or class of shares by reason of any reorganization, reclassification or recapitalization (e.g., any stock, division or subdivision of shares, stock dividend, reverse stock, consolidation of shares, or other similar transaction), or a record date with respect to any such event shall occur during such period, then the Merger Exchange Ratio shall, to the extent it does not so adjust by its terms, be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.

(c)        No Fractional Shares. No fractional Parent Shares shall be issued to a holder of Restorers Shares in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. For any such fractional interest that may occur, the fractional amount of any Per Share Merger Consideration shall be rounded up or down to the nearest whole Parent Share (with even halves being rounded up).

(d)        Issuance of Shares. On the Closing Date, the Parent shall cause the issuance to the holders of Restorers Shares immediately prior to the Effective Time of that number of Parent Shares representing the aggregate Per Share Merger Consideration that the holders of Restorers Shares are entitled to receive, each in the amounts set forth on Schedule 1.4(d), in accordance with Section 1.4(a)(i).

1.5       Closing of the Transfer Books. At the Effective Time: (i) all Restorers Shares outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and the holders of Restorers Shares immediately prior to the Effective Time shall cease to have any rights as stockholders of Restorers, except the right to receive the Per Share Merger Consideration; and (ii) the transfer books of Restorers shall be closed with respect to all Restorers Shares outstanding immediately prior to the Effective Time. No further transfer of any Restorers Shares shall be made on such stock transfer books after the Effective Time.

1.6       Reservation of Parent Shares. Prior to the Closing, the Parent Board shall reserve for issuance a sufficient number of Parent Shares for the purpose of issuing the Aggregate Merger Consideration.

1.7       Tax Consequences. It is intended that, for U.S. federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code.

1.8       Further Action. Prior to the Effective Time, and subject to the terms and conditions set forth in this Agreement, the parties shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and Restorers, then the directors and officers of the Surviving Corporation are hereby fully authorized (in the name of Merger Sub or Restorers, as applicable, and otherwise) to take such action.

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Article 2.
DESCRIPTION OF THE CONTRIBUTION

2.1       Contribution. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as defined in Section 1.2), the Owners shall contribute and assign to Parent (pursuant to assignment and conveyance instruments in customary form reasonably acceptable to Parent), each in the amounts set forth on Schedule 2.1, the J&P Park Shares and the J&P Real Estate Units. At the Closing, the transfer of the J&P Park Shares and the J&P Real Estate Units shall be registered on the books of J&P Park and J&P Real Estate, as applicable, and each of J&P Park and J&P Real Estate shall thereupon become a wholly owned subsidiary of Parent.

2.2       Contribution Consideration. On the Closing Date, the Parent shall cause the issuance to each Owner of that number of Parent Shares representing the Per Share Contribution Consideration that such Owner is entitled to receive as set forth on Schedule 2.2, in exchange for and upon delivery of such Owner’s assignment of all of its J&P Park Shares and J&P Real Estate Units.

2.3       Reservation of Parent Shares. Prior to the Closing, the Parent Board shall reserve for issuance a sufficient number of Parent Shares constituting the Aggregate Contribution Consideration.

2.4       Tax Consequences. It is intended that, for U.S. federal income tax purposes, the Contribution will qualify as a tax-free contribution to the capital of Parent under Section 351 of the Code.

Article 3.
REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES AND OWNERS

Each Target Company and each Owner hereby severally and solely with respect to such Target Company or Owner (as applicable), represents and warrants to Parent and Merger Sub, as follows:

3.1       Due Organization.

(a)        Such Target Company is duly organized, validly existing and in good standing (or equivalent status) under the Legal Requirements of the jurisdiction of its incorporation or formation and has the requisite corporate (or similar) power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

(b)        Such Target Company (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign limited liability company or other foreign Entity, and is in good standing (or equivalent status), under the Legal Requirements in each jurisdiction where the nature of the business conducted by it requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, would not have a Target Company Material Adverse Effect.

(c)        Such Target Company does not own any capital stock of, or any equity interest of any nature in, any other Entity.

3.2       Authority; Binding Nature of Agreement. Such Target Company or Owner that is not a natural person has the corporate or limited liability company power (as applicable) and authority to enter into, deliver and perform their obligations under this Agreement. The stockholders of Restorers have, or will have prior to the Effective Time, authorized and approved the execution, delivery and performance of this Agreement by Restorers and the Contemplated Transactions. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of such Target Company or Owner, enforceable against such Target Company or Owner in accordance with its terms, except as such enforceability may be limited by: (i) the Legal Requirements of general application relating to bankruptcy, insolvency, fraudulent transfer, moratorium, or the rights of debtors’ and creditors’ rights generally; and (ii) the Legal Requirements governing specific performance, injunctive relief and general principals of equity.

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3.3       Capitalization. Except as set forth on Part 3.3 of the Target Company Disclosure Schedule:

(a)        J&P Park.

(i)        All of the outstanding J&P Park Shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued free of preemptive rights. There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any J&P Park Shares. All outstanding J&P Park Shares have been issued in compliance in all material respects with applicable federal and state securities laws and regulations. J&P Park represents and warrants that the Owners identified on Schedule 2.1 as owing J&P Park Shares own all of the issued and outstanding J&P Park Shares. Each such Owner represents and warrants that, at the Closing, such Owner will transfer good and marketable title to its J&P Park Shares, free and clear of all Liens.

(ii)       There are no outstanding (i) securities convertible into or exchangeable for J&P Park Shares, (ii) options, warrants, calls or other rights to purchase or subscribe for J&P Park Shares or (iii) Contracts of any kind to which J&P Park Shares are subject or bound and requiring the issuance after the date of this Agreement of (A) any J&P Park Shares, (B) any convertible or exchangeable security of the type referred to in clause (i), or (C) any options, warrants, calls or rights of the type referred to in clause (ii).

(b)        Restorers.

(i)        All of the outstanding Restorers Shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued free of preemptive rights. There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Restorers Shares. All outstanding Restorers Shares have been issued in compliance in all material respects with applicable federal and state securities laws and regulations.

(ii)       There are no outstanding (i) securities convertible into or exchangeable for Restorers Shares, (ii) options, warrants, calls or other rights to purchase or subscribe for Restorers Shares or (iii) Contracts of any kind to which Restorers Shares are subject or bound and requiring the issuance after the date of this Agreement of (A) any Restorers Shares, (B) any convertible or exchangeable security of the type referred to in clause (i), or (C) any options, warrants, calls or rights of the type referred to in clause (ii).

(c)        J&P Real Estate.

(i)        All of the outstanding J&P Real Estate Units have been duly authorized and validly issued, are fully paid and non-assessable and were issued free of preemptive rights. There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any J&P Real Estate Units. All outstanding J&P Real Estate Units have been issued in compliance in all material respects with applicable federal and state securities laws and regulations. J&P Real Estate represents and warrants that the Owners identified on Schedule 2.1 as owing J&P Real Estate Units own all of the issued and outstanding J&P Real Estate Units. Each such Owner represents and warrants that, at the Closing, such Owner will transfer good and marketable title to its J&P Real Estate Units, free and clear of all Liens.

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(ii)       There are no outstanding (i) securities convertible into or exchangeable for J&P Real Estate Units, (ii) options, warrants, calls or other rights to purchase or subscribe for J&P Real Estate Units or (iii) Contracts of any kind to which J&P Real Estate Units are subject or bound and requiring the issuance after the date of this Agreement of (A) any J&P Real Estate Units, (B) any convertible or exchangeable security of the type referred to in clause (i), or (C) any options, warrants, calls or rights of the type referred to in clause (ii).

3.4       Financial Statements.

(a)        Such Target Company has delivered to Parent accurate and complete copies of its financial statements, including balance sheets and income statements (collectively, the “Financial Statements”), as follows:

(i)        J&P Park and J&P Real Estate: the combined audited financial statements, including balance sheets and income statements, for the fiscal years ended December 31, 2013 and December 31, 2014, and the combined unaudited financial statements, including balance sheets and income statements, of J&P Park and J&P Real Estate for the period from January 1, 2015 through April 30, 2015. The combined J&P Park and J&P Real Estate unaudited balance sheet at April 30, 2015 shall be referred to herein as the “J&P Latest Balance Sheet.”

(ii)       Restorers: the audited financial statements, including balance sheets and income statements, for the fiscal years ended December 31, 2013 and December 31, 2014, and the unaudited financial statements, including balance sheets and income statements, of Restorers for the period from January 1, 2015 through April 30, 2015. The Restorers unaudited balance sheet at April 30, 2015 shall be referred to herein as the “Restorers Latest Balance Sheet.”

(b)        Each Target Company represents that its above-referenced financial statements comprising the “Financial Statements” (i) were prepared in accordance with GAAP consistently applied during the periods covered, except, in each case (1) as may be indicated in such Financial Statements and (2) in the case of any Financial Statements which are unaudited, such financial statements may not contain footnotes and are subject to year-end adjustments normal in nature and amount, and (3) as set forth in Part 3.4 of the Target Company Disclosure Schedule; and (ii) fairly present, in all material respects, the financial position of such Target Company(ies) as of the respective dates thereof and the results of operations and cash flows of such Target Company(ies) for the periods covered thereby (subject to the exceptions set forth in Section 3.4(b)(i)(1) through (3)).

3.5       Absence of Undisclosed Liabilities. Such Target Company does not have any material liabilities that would be required to be reflected on a statement of financial condition or notes thereto prepared in accordance with GAAP, other than: (a) liabilities that are set forth in the applicable Financial Statements for the fiscal year ended December 31, 2014 or in the applicable Target Company Latest Balance Sheet or are not otherwise required to be reflected thereon pursuant to GAAP; (b) liabilities that are set forth in Part 3.5 of the Target Company Disclosure Schedule; (c) liabilities incurred in the ordinary course of business since the date of the applicable Target Company Latest Balance Sheet and consistent with past practice; (d) liabilities incurred in connection with the transactions contemplated by this Agreement; or (e) liabilities for executory obligations to be performed after the Closing under the Contracts described in Part 3.11 of the Target Company Disclosure Schedule.

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3.6       Absence of Changes. Except as set forth in Part 3.6 of the Target Company Disclosure Schedule, since the date of the applicable Target Company Latest Balance Sheet, (a) such Target Company has conducted its business in the ordinary course of business and consistent with past practice and (b) there has not been any Target Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, would reasonably be expected to have or result in a Target Company Material Adverse Effect.

3.7       Title to Assets. Each Target Company has good and valid title to, all material assets purported to be owned by it, including: (a) all assets reflected on the applicable Target Company Latest Balance Sheet (except for inventory sold, used or otherwise disposed of in the ordinary course of business since the date of the applicable Target Company Latest Balance Sheet); and (b) all other material assets reflected in the books and records of such Target Company as being owned by it. All of said assets are owned by the Target Company free and clear of any Encumbrances, except for: (i) any Encumbrance for current Taxes not yet due or payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (ii) any Encumbrance of mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts not yet due or payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (iii) Encumbrances (including zoning restrictions, title imperfections, survey exceptions, easements, rights of way, licenses, rights, appurtenances and similar Encumbrances) that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the use of such assets; (iv) Encumbrances as reflected on the applicable Financial Statements; or (v) Encumbrances described in Part 3.7 of the Target Company Disclosure Schedule (collectively, the “Target Company Permitted Encumbrances”). Such Target Company is the lessee of, and holds valid leasehold interests in, all real and personal property purported to have been leased by it that are material to such Target Company’s respective business.

3.8       Loans. Part 3.8 of the Target Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by such Target Company to any of their respective directors, managers, officers or employees.

3.9       Real Property; Leasehold.

(a)        Agreements Affecting Real Property.

(i)        Neither J&P Park nor Restorers owns any real property. Part 3.9(a) of the Target Company Disclosure Schedule sets forth the street address and legal description of each location where J&P Real Estate currently owns real property (the “Target Company Real Property”). Except as set forth on Part 3.9(a) of the Target Company Disclosure Schedule, there are no lessees, tenants, licensees or parties in possession of the Target Company Real Property (other than such Target Company). Except as set forth on Part 3.9(a) of the Target Company Disclosure Schedule, there are no management, maintenance or service contracts, leases, licenses, purchase agreements, purchase options, rights of first refusal, or similar rights with respect to the Target Company Real Property, or any part thereof, or other unrecorded agreements or understandings affecting the Target Company Real Property.

(ii)       J&P Real Estate has good and marketable and insurable record title to the Target Company Real Property owned by it, free and clear of any and all liens and liabilities other than Target Company Permitted Encumbrances.

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(iii)      There are no unrecorded conditions, restrictions, obligations or agreements that adversely affect the Target Company Real Property and no ordinance or Legal Proceeding is now before any local Governmental Body that either contemplates or authorizes any public improvements or special tax levies, and there has been no public improvements constructed, the cost of which may be assessed against the Target Company Real Property.

(iv)       There is no Legal Proceeding of any kind pending or threatened against J&P Real Estate that will affect any portion of the Target Company Real Property, including any proceedings by expropriation or by transfer in lieu thereof. J&P Real Estate is not in violation nor has it received notice of any potential violation of any Law affecting the Target Company Real Property. All labor or material furnished to the Target Company Real Property has been fully paid for or will be fully paid for prior to the Closing Date, and no Lien related to labor or materials rendered can be asserted against the Target Company Real Property.

(v)        J&P Real Estate is not in default concerning any of its liabilities regarding any Target Company Real Property owned by it. J&P Real Estate has not received notice of actual or threatened reduction or curtailment of any utility service now supplied or proposed to be supplied to the Target Company Real Property owned by it.

(vi)       Part 3.9(a) of the Target Company Disclosure Schedule describes any real estate appraisals, surveys, title reports and environmental reports related to the real estate owned by J&P Real Estate, copies of which documentation J&P Real Estate shall have delivered or made available to Parent at least ten days prior to the Closing.

(b)        Part 3.9(b) of the Target Company Disclosure Schedule sets forth an accurate and complete list of each lease pursuant to which such Target Company leases real property from any other Person for annual rent payments in excess of $100,000 (collectively, the “Target Company Leased Real Property”). Part 3.9(b) of the Target Company Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Target Company Contracts granting to any Person (other than such Target Company) a right of use or occupancy of any of the Target Company Leased Real Property. Except as set forth in the leases or subleases identified in Part 3.9(b) of the Target Company Disclosure Schedule, there is no Person in possession of any Target Company Leased Real Property. Except as set forth on Part 3.9(b) of the Target Company Disclosure Schedule, since December 31, 2014, the Target Company has not received any written notice (or, to the Target Company’s Knowledge, any other communication, whether written or otherwise) of a Company default, alleged failure to perform, or any offset or counterclaim with respect to any Target Company Leased Real Property which has not been fully remedied and/or withdrawn.

3.10     Intellectual Property. Set forth on Part 3.10 of the Target Company Disclosure Schedule is a complete and accurate list of all Intellectual Property that is owned by such Target Company or that is licensed by such Target Company from a third party pursuant to an existing Contract, which requires the Target Company to pay annual licensing fees in excess of $100,000.

3.11     Contracts and Commitments; No Default.

(a)        Except as set forth in Part 3.11 of the Target Company Disclosure Schedule, such Target Company is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) which would be deemed a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) and which is to be performed after the date of this Agreement.

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(b)        Each agreement disclosed pursuant to Part 3.11 of the Target Company Disclosure Schedule (the “Material Target Company Contracts”) is in full force and effect and a valid and binding obligation of such Target Company and, to such Target Company’s Knowledge, of each of the other parties thereto, except as such enforceability may be limited by: (i) the Legal Requirements of general application relating to bankruptcy, insolvency, fraudulent transfer, moratorium, or the rights of debtors’ and creditors’ rights generally; and (ii) the Legal Requirements governing specific performance, injunctive relief and general principals of equity. Such Target Company has not received any written notice of any material default under the terms of any Material Target Company Contract. To such Target Company’s Knowledge, no other party to any Material Target Company Contract is in default or breach in any material respect under the terms of any such Material Target Company Contract.

3.12     Compliance with Legal Requirements. Such Target Company is, and at all times since December 31, 2014 has been, in compliance in all material respects with all applicable Legal Requirements applicable to the conduct of the business of such Target Company. Since December 31, 2014, until the date hereof, such Target Company has not received any written notice from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

3.13     Governmental Authorizations. Such Target Company holds all Governmental Authorizations necessary to enable it to conduct its business in the manner in which such business is currently being conducted, except where the failure to hold such Governmental Authorizations would not reasonably be expected to have or result in a Target Company Material Adverse Effect. Since December 31, 2014, such Target Company has not received any written notice from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in any material respect with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

3.14     Tax Matters.

(a)        Each of the material Tax Returns required to be filed by or on behalf of such Target Company with any Governmental Body (the “Target Company Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements (except as subsequently corrected by amended Tax Returns). All Taxes shown on the Target Company Returns, including any amendments, to be due have been timely paid other than Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP. Such Target Company is the beneficiary of any extension of time within which to file any Tax Return. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from such Target Company for any taxable period and no request for any such waiver or extension is currently pending.

(b)        Neither such Target Company nor any Target Company Return is currently under (or since December 31, 2014, has been under) audit by any Governmental Body and, to such Target Company’s Knowledge, there are no disputes pending, or written claims asserted, for Taxes or assessments upon such Target Company.

(c)        No claim or Legal Proceeding is pending or, to such Target Company’s Knowledge, has been threatened against or with respect to such Target Company in respect of any material Tax. There are no Encumbrances for material Taxes upon any of the assets of such Target Company except Encumbrances for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

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(d)        The Parent has been furnished with accurate and complete copies of all federal and state income Tax Returns of such Target Company with respect to periods beginning on or after January 1, 2013.

(e)        Such Target Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting under Code Section 481 (or any corresponding or similar provision of state, local or non-U.S. income Tax law) for a taxable period ending on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iii) prepaid amount received on or prior to the Closing Date.

(f)        Since December 31, 2014, such Target Company has, within the time and in the manner prescribed under applicable Legal Requirements, withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(g)        Since December 31, 2014, such Target Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (ii) has not had any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(h)        Such Target Company is not and has not been a party to any “listed transaction,” as defined in Code Section 6707A(c)(2) and Reg. §1.6011-4(b)(2).

3.15     Employee and Labor Matters; Benefit Plans.

(a)        Part 3.15(a) of the Target Company Disclosure Schedule sets forth a list of all employment agreements currently in effect with such Target Company. Such Target Company is not a party to, nor does it have a duty to bargain for, any collective-bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to such Target Company’s Knowledge, seeking to represent any employees of such Target Company.

(b)        There is no claim or grievance pending or, to such Target Company’s Knowledge, threatened relating to any employment Contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, work rule (together with all policies and supplements related thereto), privacy right, labor dispute, safety, retaliation, immigration or discrimination matters involving any Target Company Associate, including charges of unfair labor practices or harassment complaints.

(c)        Parent has been furnished with an accurate and complete list as of the date hereof, of: (i) each Target Company Employee Plan; (ii) each Target Company Employee Agreement; and (iii) all work rules (together with all policies and supplements related thereto) and employee manuals and handbooks relating to employees of any Target Company.

(d)        Each Target Company Employee Plan intended to be Tax qualified under applicable Legal Requirements is so Tax qualified, and, to the Target Company’s Knowledge, no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Target Company Employee Plan.

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(e)        Since December 30, 2014, neither such Target Company, nor any Affiliate of such Target Company, has maintained, established, sponsored, participated in or contributed to any: (i) Target Company Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. Neither such Target Company, nor any Affiliate of such Target Company, maintains, sponsors or contributes to any Target Company Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured.

(f)        Except as set forth in Part 3.15(f) of the Target Company Disclosure Schedule, such Target Company and each Affiliate of such Target Company: (i) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Target Company Associates; (iii) is not liable for any arrears of wages or any Taxes with respect thereto or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Target Company Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

(g)        With respect to such Target Company, there is no agreement, plan, arrangement or other Contract covering any Target Company Associate, and no payments have been made to any Target Company Associate, that, in connection with the Contemplated Transaction, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). Such Target Company is not a party to nor have any obligation under any Contract to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(h)        Such Target Company is not, to its Knowledge, subject to any restrictions or requirements on the number of employees it must have for purposes of complying with any Legal Requirements or continuing to obtain grants or tax preferences from any Person.

3.16     Environmental Matters. Such Target Company is and since December 31, 2014 has at all times been in compliance in all material respects with all applicable environmental laws. Such Target Company has not received any written notice from a Governmental Body that alleges that such Target Company is not in compliance in any material respect with any applicable environmental law, which non-compliance has not been cured or for which there is any remaining material liability. Part 3.16 of the Target Company Disclosure Schedule lists any Phase I environmental reports relating to real estate owned by J&P Real Estate, describes any remediation performed by J&P Real Estate on any such property, and identifies any hazards, contamination or pollutants known to exist on any such property and that is presently unremediated.

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3.17     Legal Proceedings; Orders.

(a)        Except as set forth on Part 3.17(a) of the Target Company Disclosure Schedule, there is no pending Legal Proceeding, and, to such Target Company’s Knowledge, no such Legal Proceeding has been threatened: (i) that involves such Target Company; or (ii) that challenges, or has the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

(b)        To such Target Company’s Knowledge, there is no Order to which such Target Company, or any of the assets owned or used by such Target Company, is subject that, individually or in the aggregate, would have a Target Company Material Adverse Effect. To such Target Company’s Knowledge, no officer or other key employee of such Target Company is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of such Target Company.

3.18     Reserved.

3.19     Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, and except as disclosed on Part 3.19 of the Target Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Target Companies or the Owners, nor the consummation of the Merger or the Contribution or any of the other Contemplated Transactions, will (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of formation or certificate of incorporation (as applicable), limited liability company agreement or bylaws (as applicable) or other charter or organizational documents of such Target Company; or (b) assuming that the requisite consents, approvals and filings in connection with the Contemplated Transactions are duly obtained and/or made, (i) constitute a breach or violation of, or a default under, or give rise to any Encumbrance (other than a Target Company Permitted Encumbrance), any acceleration of remedies or any right of termination under, any permit or license, or agreement, indenture or instrument of such Target Company or to which such Target Company or any of its properties is subject or bound, or (ii) violate any Legal Requirement or Order applicable to such Target Company or any of its properties or assets, except with respect to clauses (b)(i) and (b)(ii), for any such breaches, violations, defaults or Encumbrances which, individually or in the aggregate, would not have a Target Company Material Adverse Effect.

3.20     Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Target Company or the Owners except as disclosed on Part 3.20 of the Target Company Disclosure Schedule.

3.21     Disclosure. Except for the representations and warranties contained in this Article 3, neither such Target Company nor any other Person on behalf of such Target Company, nor the Owners or any other Person on behalf of such Owners, makes any other express or implied representation or warranty with respect to any of the Target Companies or with respect to any other information provided to Parent or Merger Sub in connection with the Contemplated Transactions. Neither such Target Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent or Merger Subs, or any other Person, resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in connection with due diligence review of the Target Companies or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article 3. The Target Companies and the Owners each acknowledge that neither Parent nor Merger Sub make any representations or warranties except for the representations and warranties contained in Article 4.

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Article 4.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Parent and Merger Sub jointly and severally represent and warrant to the Target Companies and the Owners as follows:

4.1       Subsidiaries; Due Organization.

(a)        Part 4.1(a) of the Parent Disclosure Schedule identifies each Subsidiary of Parent and indicates its jurisdiction of organization. Neither Parent nor any of the Subsidiaries identified in Part 4.1(a) of the Parent Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 4.1(a) of the Parent Disclosure Schedule. No Subsidiary of Parent has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(b)        Each of the Parent Entities is duly organized, validly existing and in good standing (or equivalent status) under the Legal Requirements of the jurisdiction of its incorporation or formation and has the requisite corporate (or similar) power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

(c)        Each of the Parent Entities (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation or other foreign Entity, and is in good standing (or equivalent status), under the Legal Requirements in each jurisdiction where the nature of the business conducted by it requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, would not have a Parent Material Adverse Effect.

4.2       Authority; Binding Nature of Agreement. Parent and Merger Sub have the corporate, power and authority to enter into and deliver this Agreement and to perform their respective obligations under this Agreement. The Parent Board (or independent and disinterested committee thereof) has: (a) unanimously determined that the Mergers and the Contribution are advisable and in the best interests of Parent and its shareholders; and (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by Parent and unanimously approved the Merger and the Contribution. Assuming the due authorization, execution and delivery of this Agreement by the Target Companies or the Owners, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by: (i) the Legal Requirements of general application relating to bankruptcy, insolvency, fraudulent transfer, moratorium, or the rights of debtors’ and creditors’ rights generally; and (ii) the Legal Requirements governing specific performance, injunctive relief and general principles of equity.

4.3       Capitalization.

(a)        As of the date of this Agreement, the authorized capital stock of Parent consists of 12,500,000 shares, of which there are 5,997,588 Parent Shares issued and outstanding. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and non-assessable and were issued free of preemptive rights. None of the Parent Entities (other than Parent) holds any shares of capital stock of Parent or any rights to acquire shares of capital stock of Parent. There is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of Parent or any securities of any of the Parent Entities. None of the Parent Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Parent or other securities of the Parent or any of its Subsidiaries.

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(b)        All outstanding Parent Shares have been issued and granted in compliance in all material respects with applicable federal and state securities laws and regulations.

(c)        All of the outstanding shares of capital stock of each of Parent’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were issued free of preemptive rights and are held by Parent or a wholly owned Subsidiary of Parent. All of the outstanding shares and all other securities of each of Parent’s Subsidiaries are owned beneficially and of record by Parent free and clear of any Encumbrances.

(d)        There are outstanding (i) no securities convertible into or exchangeable for Parent Shares, (ii) 65,000 options, warrants, calls or other rights to purchase or subscribe for Parent Shares and (iii) except as indicated in foregoing clause (ii), no Contracts of any kind to which Parent is subject or bound requiring the issuance after the date of this Agreement of (A) any Parent Shares, (B) any convertible or exchangeable security of the type referred to in clause (i) or (C) any options, warrants, calls or rights to purchase or subscribe for Parent Shares.

4.4       SEC Filings; Financial Statements.

(a)        Parent has made available (or made available on the SEC website) to the Corporations and the Owners accurate and complete copies of all registration statements, proxy statements, Parent Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed or furnished by Parent with the SEC since December 31, 2014, including all amendments thereto (collectively, the “Parent SEC Documents”). Since December 31, 2014, all Parent SEC Documents required to have been filed by Parent or its officers with the SEC have been so filed on a timely basis under applicable Legal Requirements. None of Parent’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively): (i) each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and taking into account the requirements applicable to the respective Parent SEC Document, not misleading, except to the extent corrected: (A) in the case of Parent SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Parent SEC Document; and (B) in the case of Parent SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding Parent SEC Document. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

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(b)        The consolidated financial statements of Parent included (or incorporated by reference) in the Parent SEC Reports filed with (but not furnished to) the SEC, including the related notes (the “Parent Financial Statements”) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited statements, to year-end audit adjustments normal in nature and amount), (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iii) have been prepared in accordance with GAAP consistently applied during the periods covered thereby, except, in each case, as indicated in such statements or in the notes thereto.

(c)        The Parent and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Parent required under the Exchange Act with respect to such reports.

(d)        Since December 31, 2014, (i) neither the Parent nor any of its Subsidiaries nor, to the Knowledge of the Parent, any director, officer, employee, auditor, accountant or representative of the Parent or any of its Subsidiaries, has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Parent or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2014, including any material complaint, allegation, assertion or claim that the Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the Knowledge of the Parent, no attorney representing the Parent or any of its Subsidiaries, whether or not employed by the Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2014, by the Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of the Parent.

(e)        The Parent and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Parent Financial Statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Parent’s outside auditors and the audit committee of the Parent Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect the Parent’s ability to accurately record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls over financial reporting.

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4.5       Absence of Undisclosed Liabilities. Parent does not have any material liabilities that would be required to be reflected on a statement of financial condition or notes thereto prepared in accordance with GAAP, other than: (a) liabilities that are fully reflected or reserved for in the Parent Latest Balance Sheet or are not otherwise required to be reflected thereon pursuant to GAAP; (b) liabilities that are set forth in Part 4.5(b) of the Parent Disclosure Schedule; (c) liabilities incurred by Parent in the ordinary course of business since the date of the Parent Latest Balance Sheet and consistent with past practice; (d) liabilities incurred by the Parent in connection with the transfer contemplated by this Agreement; or (e) liabilities for executory obligations to be performed after the Closing under the Parent Contracts described in Part 4.11 of the Parent Disclosure Schedule.

4.6       Absence of Changes. Except as set forth in Part 4.6 of the Parent Disclosure Schedule, since the date of the Parent Latest Balance Sheet, (a) Parent has conducted its business in the ordinary course of business and consistent with past practice and (b) there has not been any Parent Material Adverse Effect.

4.7       Title to Assets. The Parent Entities have good and valid title to, all material assets purported to be owned by them, including: (a) all assets reflected on the Parent Latest Balance Sheet (except for inventory sold, used or otherwise disposed of in the ordinary course of business since the date of the Parent Latest Balance Sheet); and (b) all other material assets reflected in the books and records of the Parent Entities as being owned by the Parent Entities. All of said assets are owned by the Parent Entities free and clear of any Encumbrances, except for: (i) any Encumbrance for current Taxes not yet due or payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (ii) any Encumbrance of mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts not yet due or payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP, (iii) minor Encumbrances (including zoning restrictions, title imperfections, survey exceptions, easements, rights of way, licenses, rights, appurtenances and similar Encumbrances) that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the use of such assets; (iv) Encumbrances as reflected on the Parent Financial Statements; and (v) Encumbrances described in Part 4.7 of the Parent Disclosure Schedule (collectively, the “Parent Permitted Encumbrances”). The Parent Entities are the lessees of, and hold valid leasehold interests in, all real and personal property purported to have been leased by them, that are material to the Parent Entities’ respective businesses.

4.8       Loans. Part 4.8 of the Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Parent Entities to any of their respective directors, officers or employees, other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business.

4.9       Real Property; Leasehold.

(a)        No Parent Entity owns any real property.

(b)        Part 4.9(b) of the Parent Disclosure Schedule sets forth an accurate and complete list of each lease pursuant to which any of the Parent Entities leases real property from any other Person for annual rent payments in excess of $100,000 (collectively, the “Parent Leased Real Property”). Part 4.9(b) of the Parent Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Parent Contracts granting to any Person (other than any Parent Entity) a right of use or occupancy of any of the Parent Leased Real Property. Except as set forth in the leases or subleases identified in Part 4.9(b) of the Parent Disclosure Schedule, there is no Person in possession of any Parent Leased Real Property other than a Parent Entity. Since December 31, 2013, none of the Parent Entities has received any written notice (or, to the Knowledge of Parent, any other communication, whether written or otherwise) of a Parent default, alleged failure to perform, or any offset or counterclaim with respect to any occupancy agreement with respect to any Parent Leased Real Property which has not been fully remedied and/or withdrawn.

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4.10     Intellectual Property. Set forth on Part 4.10 of the Parent Disclosure Schedule is a complete and accurate list of all Intellectual Property that is owned by any of the Parent Entities, or that is licensed by the Parent Entities from a third party pursuant to an existing Contract, which has annual fees in excess of $100,000.

4.11     Contracts and Commitments; No Default.

(a)        Except as set forth in Part 4.11 of the Parent Disclosure Schedule or in the SEC Reports, neither the Parent nor its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) which would be deemed a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) and which is to be performed after the date of this Agreement.

(b)        Each “material contract” disclosed pursuant to Part 4.11 of the Parent Disclosure Schedule or in the SEC Reports (the “Material Parent Contracts”) is in full force and effect and is a valid and binding obligation of the Parent Entity party thereto and, to the Knowledge of Parent, of each of the other parties thereto, except as such enforceability may be limited by: (i) the Legal Requirements of general application relating to bankruptcy, insolvency, fraudulent transfer, moratorium, or the rights of debtors’ and creditors’ rights generally; and (ii) the Legal Requirements governing specific performance, injunctive relief and general principals of equity. Parent has not received any written notice of any material default under the terms of any Material Parent Contract. To the Knowledge of Parent, no other party to any Material Parent Contract is in default or breach in any material respect under the terms of any such Material Parent Contract.

4.12     Compliance with Legal Requirements. Each of the Parent Entities is, and has at all times since December 31, 2014 been, in compliance in all material respects with all applicable Legal Requirements. Since December 31, 2014 until the date hereof, none of the Parent Entities has received any written notice (or, to the Knowledge of Parent, any other communication, whether written or otherwise) from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

4.13     Governmental Authorizations. The Parent Entities hold all Governmental Authorizations necessary to enable the Parent Entities to conduct their respective businesses in the manner in which such businesses are currently being except where the failure to hold such Governmental Authorizations would not reasonably be expected to have or result in a Parent Material Adverse Effect. Since December 31, 2014, none of the Parent Entities has received any written notice (or, to the Knowledge of Parent, any other communication, whether written or otherwise) from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in any material respect with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

4.14     Tax Matters.

(a)        Each of the material Tax Returns required to be filed by or on behalf of the respective Parent Entities with any Governmental Body (the “Parent Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements (except as subsequently corrected by amended Tax Returns). All Taxes shown on the Parent Returns, including any amendments, to be due have been timely paid other than Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP. Parent is not the beneficiary of any extension of time within which to file any Tax Return. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Parent for any taxable period and no request for any such waiver or extension is currently pending.

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(b)        No Parent Entity and no Parent Return is currently under audit by any Governmental Body and, to the Knowledge of Parent, there are no disputes pending or written claims asserted, for taxes or assessments upon Parent.

(c)        No claim or Legal Proceeding is pending or, to the Knowledge of Parent, has been threatened against or with respect to any Parent Entity in respect of any material Tax. There are no Encumbrances for material Taxes upon any of the assets of any of the Parent Entities except Encumbrances for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

(d)        Parent has delivered or made available to the Corporations and the Owners accurate and complete copies of all federal and state income Tax Returns of the Parent Entities with respect to periods after January 1, 2013.

(e)        Each Merger Sub is a directly and wholly owned, first-tier Subsidiary of Parent.

(f)        Each of the Parent Entities has within the time and in the manner prescribed under applicable Legal Requirements withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(g)        None of the Parent Entities (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than an Affiliated Group the common parent of which was the Parent) or (ii) has had any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

4.15     Employee and Labor Matters; Benefit Plans.

(a)        Part 4.15(a) of the Parent Disclosure Schedule sets forth a list of employment agreements currently in effect for any Parent Entity. None of the Parent Entities is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Knowledge of Parent, seeking to represent any employees of any of the Parent Entities.

(b)        There is no claim or grievance pending or, to the Knowledge of Parent, threatened relating to any employment Contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, work rule (together with all policies and supplements related thereto), privacy right, labor dispute, safety, retaliation, immigration or discrimination matters involving any Parent Associate, including charges of unfair labor practices or harassment complaints.

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(c)        Parent has delivered or made available to the Corporations and the Owners an accurate and complete list, by country and as of the date hereof, of: (i) each Parent Employee Plan; (ii) each Parent Employee Agreement; and (iii) all work rules (together with all policies and supplements related thereto) and employee manuals and handbooks relating to employees of any Parent Entity.

(d)        Each Parent Employee Plan intended to be Tax qualified under applicable Legal Requirements is so Tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Parent Employee Plan.

(e)        Since December 31, 2014, none of the Parent Entities, and no Parent Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Parent Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. None of the Parent Entities, and no Parent Affiliate, maintains, sponsors or contributes to any Parent Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured.

(f)        Except as set forth in Part 4.15(f) of the Parent Disclosure Schedule, each of the Parent Entities and Parent Affiliates: (i) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Parent Associates; (iii) is not liable for any arrears of wages or any Taxes with respect thereto or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Parent Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

(g)        There is no agreement, plan, arrangement or other Contract covering any Parent Associate, and no payments have been made to any Parent Associate, that, in connection with the Merger, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). No Parent Entity is a party to or has any obligation under any Contract to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

4.16     Environmental Matters. Each of the Parent Entities is and has at all times been in compliance in all material respects with all applicable environmental laws. None of the Parent Entities has received any written notice (or, to the Knowledge of Parent, any other communication, whether written or otherwise), whether from a Governmental Body, citizens group or other Person that alleges that any of the Parent Entities is not in compliance in any material respect with any applicable environmental law, which non-compliance has not been cured or for which there is any remaining material liability.

4.17     Legal Proceedings; Orders.

(a)        There is no pending Legal Proceeding, and, to the Knowledge of Parent, no such Legal Proceeding has been threatened: (i) that involves any of the Parent Entities or (ii) that challenges, or has the effect of preventing, delaying, making illegal or otherwise interfering with, the Mergers, the Contribution, or any of the other Contemplated Transactions.

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(b)        To the Knowledge of Parent, there is no Order to which any of the Parent Entities, or any of the assets owned or used by any of the Parent Entities, is subject that, individually or in the aggregate, would have a Parent Material Adverse Effect. To the Knowledge of Parent, no officer or other key employee of any of the Parent Entities is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Parent Entities.

4.18     No Vote Required. No vote of the holders of any class or series of Parent’s capital stock is necessary to approve the Merger, the Contribution, and this Agreement.

4.19     Non-Contravention; Consents. Assuming compliance with the applicable provisions of the MBCA and the DGCL, and except as disclosed on Part 4.19 of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent, nor the consummation of the Merger, the Contribution, or any of the other Contemplated Transactions, will (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Parent Entities or (ii) any resolution adopted by the shareholders, the Board of Directors or any committee of the Board of Directors of any of the Parent Entities; or (b) assuming that the requisite consents, approvals and filings in connection with the Contemplated Transactions are duly obtained and/or made, (i) constitute a breach or violation of, or a default under, or give rise to any Encumbrance (other than a Parent Permitted Encumbrance), any acceleration of remedies or any right of termination under, any permit or license, or agreement, indenture or instrument of the Parent Entities or to which the Parent Entities or any of their respective properties is subject or bound, or (ii) violate any Legal Requirement or Order applicable to the Parent Entities or any of their respective properties or assets, except with respect to clauses (b)(i) and (b)(ii), for any such breaches, violations, defaults or Encumbrances which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

4.20     Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger, the Contribution, or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Parent Entities except as disclosed on Part 4.20 of the Parent Disclosure Schedule.

4.21     Disclosure. Except for the representations and warranties contained in this Article 4, none of Parent, Merger Sub or any other Person on behalf of them makes any other express or implied representation or warranty with respect to Parent or its Subsidiaries or with respect to any other information provided to the Corporations and the Owners in connection with the Contemplated Transactions. None of Parent, Merger Sub or any other Person will have or be subject to any liability or indemnification obligation to the Target Companies or the Owners, or any other Person, resulting from the distribution to the Target Companies and the Owners, or the Target Companies and the Owners’ use of, any such information, including any information, documents, projections, forecasts of other material made available to the Target Companies and the Owners in connection with due diligence review of the Parent and its Subsidiaries or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article 4. Each of Parent and Merger Sub acknowledges that neither the Target Companies nor the Owners make any representations or warranties except for the representations and warranties contained in Article 3.

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4.22          Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions to which it is a party, has no assets or liabilities (other than obligations under this Agreement) and has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions. Parent has delivered to the Target Companies and the Owners true, complete and correct copies of the certificates of incorporation and bylaws of Merger Sub and any other agreement or contract of any kind to which Merger Sub is a party or by which it is bound (provided that to the extent such agreement or contract is “oral” a true and correct written summary of the same has been delivered).

4.23          Valid Issuance. The Parent Shares to be issued in the Merger and Contribution have been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

Article 5.
CERTAIN COVENANTS OF THE PARTIES

5.1           Access and Investigation. During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time or the termination of this Agreement in accordance with Article 8 (the “Pre-Closing Period”), subject to applicable Legal Requirements (including attorney-client privilege and work-product doctrine) and the terms of any confidentiality restrictions under Contracts of a party as of the date hereof, upon reasonable notice the Target Companies, the Owners, and Parent shall each, and Parent shall cause its Subsidiaries to: (a) provide the Representatives of the other party with reasonable access during normal business hours to its personnel, tax and accounting advisers and assets and to all existing books, records, Tax Returns, and other documents and information relating to such Entity or any of its Subsidiaries, in each case as reasonably requested by Parent, the Target Companies, or the Owners and in such manner as shall not unreasonably interfere with the business or operations of the party providing such access, as the case may be; and (b) provide the Representatives of the other party with such copies of the existing books, records, Tax Returns, and other documents and information relating to such Entity and its Subsidiaries as reasonably requested by Parent, either of the Target Companies, or the Owners, as the case may be. All information furnished pursuant to this Section 5.1 shall be subject to the provisions of that certain Letter of Intent dated as of April 16, 2015 (the “Letter of Intent”).

5.2          Operation of the Business of the Target Companies.

(a)          During the Pre-Closing Period, except as set forth in Part 5.2(a) of the Target Company Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Legal Requirements or to the extent that Parent shall otherwise consent in writing: (i) each Target Company shall conduct its business and operations in the ordinary course consistent with past practices and, without limiting the foregoing covenant, shall not (without the prior written consent of Parent), declare, accrue, set aside or pay any dividend or distribution (including without limitation a distribution in redemption of an interest in any Target Company), or incur any indebtedness for borrowed money except that J&P Real Estate shall be permitted to make a distribution to its Owners of any cash on hand prior to the Closing Date; (ii) each Target Company shall use commercially reasonable efforts to preserve intact the material components of its current business organization, keep available the services of certain of its current officers (other than its chief executive officer) and other key employees, and maintain its relations and goodwill with all material suppliers, material customers, material licensors and Governmental Bodies; and (iii) each Target Company shall promptly notify Parent following its becoming aware of any Legal Proceeding commenced, or, to such Target Company’s Knowledge, either: (A) with respect to a Governmental Body, overtly threatened; or (B) with respect to any other Person, threatened in writing, in either case of clause (A) or (B) of this sentence, against, involving or that would reasonably be expected to materially affect such Target Company or that relates to any of the Contemplated Transactions.

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(b)          During the Pre-Closing Period, each Target Company and the Owners shall promptly notify Parent in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 7 impossible or that has had or would reasonably be expected to have or result in a Target Company Material Adverse Effect.

5.3           Operation of the Business of the Parent Entities.

(a)          During the Pre-Closing Period, except as set forth in Part 5.3(a) of the Parent Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Legal Requirements or to the extent that the Target Companies and the Owners shall otherwise consent in writing: (i) Parent shall ensure that each of the Entities conducts its business and operations in the ordinary course consistent with past practices and, without limiting the foregoing covenant, shall not (without the prior written consent of the Owners), and shall ensure that each of the Parent Entities shall not, declare, accrue, set aside or pay any dividend or distribution (including without limitation a distribution in redemption of an interest in any Parent Entity), or incur any indebtedness for borrowed money; (ii) Parent shall use commercially reasonable efforts to attempt to cause each of the Parent Entities to preserve intact the material components of its current business organization, keeps available the services of its current officers and key employees and maintains its relations and goodwill with all material suppliers, material customers, material licensors, and Governmental Bodies; and (iii) Parent shall promptly notify the Target Companies and the Owners following its becoming aware of any Legal Proceeding commenced, or, to Parent’s Knowledge, either: (A) with respect to a Governmental Body, overtly threatened; or (B) with respect to any other Person, threatened in writing, in either case of clause (A) or (B) of this sentence, against, involving or that would reasonably be expected to affect any of the Parent Entities or that relates to any of the Contemplated Transactions.

(b)          During the Pre-Closing Period, Parent shall promptly notify the Target Companies and the Owners in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 8 impossible or that has had or would reasonably be expected to have or result in a Parent Material Adverse Effect.

Article 6.
ADDITIONAL COVENANTS OF THE PARTIES

6.1          Exemption from Registration. Prior to the Effective Time, Parent shall obtain all regulatory approvals needed to ensure that the Parent Shares to be issued in the Merger and the Contribution will (to the extent required) be exempt from registration or qualification under the Securities Act and the state securities laws of every state of the United States in which any registered holder of J&P Park Shares, Restorers Shares, or J&P Real Estate Units has residency or domicile on the record date for determining the Target Companies’ stockholders or members (as applicable) entitled to vote on the Contemplated Transactions. Restorers shall promptly furnish to Parent all information concerning Restorers and its stockholders, and the Owners’ Representative shall, on behalf of the Owners, promptly furnish to Parent all information concerning J&P Park, J&P Real Estate or their respective stockholders or members, that may be required or reasonably requested by Parent to obtain such exemptions.

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6.2          Regulatory Approvals and Related Matters.

(a)          Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 6.2), each of the parties hereto shall, and Parent shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Contemplated Transactions.

(b)          In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Body or private party challenging the Merger or the Contribution or any of the other Contemplated Transactions, or any other agreement contemplated hereby, each of the parties shall cooperate in all respects and shall use its commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Contemplated Transactions.

6.3          Disclosure. Attached as Schedule 6.3 is the text of the joint press release announcing the signing of this Agreement. Parent and the Owners’ Representative shall consult with each other before issuing any further press release or otherwise making any public statement, and (except as may be required by applicable Legal Requirements) shall not issue any such press release or make any such public statement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, delayed or conditioned.

6.4          Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Legal Requirement becomes or is deemed to be applicable to the Target Companies, Parent, Merger Sub, the Merger, the Contribution or any other of the Contemplated Transactions, then each of the Target Companies, Parent, Merger Subs, and their respective Board of Directors or Managers (as applicable) shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Legal Requirement inapplicable to the foregoing.

6.5          Indemnification.

(a)          From and after the Effective Time through the sixth anniversary of the Effective Time, Parent (the “Indemnifying Party”) shall or cause its Subsidiaries to indemnify and hold harmless each present and former director, manager, member, stockholder, officer and employee of the Target Companies, determined as of the Effective Time, and each of their heirs, estates, executors and administrators (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, manager, member, officer, stockholder, employee, fiduciary or agent of a Target Company or is or was serving at the request of a Target Company as a director, manager, member, officer, stockholder, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or consummation of the Contemplated Transactions, to the fullest extent which such Indemnified Parties would be entitled under applicable law, the organizational documents of the applicable Target Company or any agreement, arrangement or understanding, which has been set forth in Part 6.5 of the Target Company Disclosure Schedule, in each case, as in effect on the date hereof; provided, however, that any determination required to be made with respect to whether an employee’s, officer’s or director’s conduct complies with the standards set forth in the applicable organizational documents of the applicable Target Company or other agreement or applicable law, shall be made by independent counsel selected by Parent and reasonably acceptable to the Indemnified Party. Each Indemnified Party is intended to be a third-party beneficiary of this Section 6.5 and the provisions of this Section 6.5 shall be enforceable by each Indemnified Party and his or her heirs and representatives.

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(b)          Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the Indemnified Parties have conflicts of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) neither the Indemnified Party nor the Indemnifying Party shall be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c)          Parent hereby guarantees all obligations of the Target Companies to provide indemnification to their respective Indemnified Parties as provided in Section 6.5(a) above. Such guarantee shall be a guaranty of payment and not of collection, and Parent agrees that no such Indemnified Party shall be required to pursue or exhaust any recourse against the applicable Target Company as a prerequisite to asserting a claim against Parent hereunder.

(d)          If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.5.

6.6          Delivery of Revised Disclosure Schedules; Due Diligence Period.

(a)          By the Target Companies and Owners. The parties agree and acknowledge that each of the Target Companies and the Owners are entitled to deliver a revised Target Company Disclosure Schedule (“Revised Target Companies Disclosure Schedules”) to Parent within 20 days of the execution of this Agreement. The Revised Target Companies Disclosure Schedules shall be deemed to qualify the representations and warranties made by the Target Companies and the Owners as of the date of the Agreement and replace for such purpose the applicable Target Company Disclosure Schedules delivered to Parent as of the date hereof. Parent shall have the longer of (x) 10 days after receipt of such Revised Target Companies Disclosure Schedules or (y) 30 days from the date of this Agreement (as applicable, the “Parent Review Period”) to review the Revised Target Companies Disclosure Schedules, and Parent shall, in its discretion, conduct a further business and financial investigation and review of the Target Companies during the Parent Review Period, in accordance with the procedures set forth in Section 5.1.  On or before the expiration of the Parent Review Period, Parent will have the right to deliver written notice (“Notice”) to the Target Companies and the Owners that it (a) has, in good faith, identified a Target Company Material Adverse Effect based on the manner in which the disclosures contained in the Revised Target Companies Disclosure Schedules differ from the disclosures contained in the original Target Company Disclosure Schedules delivered concurrent with the execution and delivery of this Agreement, and (b) desires to terminate the Agreement pursuant to Section 9.1(e)(ii) (subject, however, to the cure period contemplated therein).  The Notice shall set forth, in reasonable detail, the Target Company Material Adverse Effect identified by Parent.

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(b)          By Parent. The parties agree and acknowledge that Parent is entitled to deliver a revised set of Parent Disclosure Schedules (“Revised Parent Disclosure Schedules”) to the Target Companies and the Owners within 20 days of the execution of this Agreement. The Revised Parent Disclosure Schedule shall be deemed to qualify the representations and warranties made by Parent as of the date of the Agreement and replace for such purpose the Parent Disclosure Schedules delivered to the Target Companies and the Owners as of the date hereof. The Target Companies and the Owners shall have the longer of (x) 10 days after receipt of such Revised Parent Disclosure Schedules or (y) 30 days from the date of the Agreement (as applicable, the “Target Company Review Period”) to review the Revised Parent Disclosure Schedules, and the Target Companies and the Owners shall, in their discretion, conduct a further business and financial investigation and review of Parent and its Subsidiaries during the Target Company Review Period, in accordance with the procedures set forth in Section 5.1.  On or before the expiration of the Target Company Review Period, the Target Companies and the Owners will have the right to deliver a Notice to Parent that they (a) have, in good faith, identified a Parent Material Adverse Effect based on the manner in which the disclosures contained in the Revised Parent Disclosure Schedules differ from the disclosures contained in the Parent Disclosure Schedules delivered concurrent with the execution and delivery of this Agreement, and (b) desire to terminate the Agreement pursuant to Section 9.1(f)(ii) (subject, however, to the cure period contemplated therein).  The Notice shall set forth, in reasonable detail, the Parent Material Adverse Effect identified by Parent.

6.7          Supplement to Disclosure Schedules. Each party (for purposes of this Section 6.7, the “Disclosing Party”) shall promptly notify the other party in writing of any fact or circumstance that would cause any of the Disclosing Party’s representations, warranties or covenants in this Agreement or any Schedule hereto, to be untrue or incomplete in any respect, or would cause the Disclosing Party to be unable to deliver the certificate required under Sections 7.4 or 8.4, as applicable, and the Disclosing Party shall promptly deliver to the other party an updated version of any applicable Part of the Disclosing Party’s Disclosure Schedule or add a new Schedule to this Agreement to which such fact or circumstance relates (the “Updated Disclosure Schedule”). The delivery by the Disclosing Party of an Updated Disclosure Schedule shall not prejudice any rights of any other party hereunder prior to the Closing, to exercise any right to terminate this Agreement with respect to any inaccuracy of the Disclosure Party’s representations and warranties as of the date hereof or as any date after the date hereof. If the other party consummates the Merger and the Contribution following delivery of an Updated Disclosure Schedule, such Updated Disclosure Schedule shall be deemed to qualify the representations and warranties made as of the Effective Time by the Disclosing Party and replace for such purpose, in whole or in part, as the case may be, the applicable Part(s) of the Disclosing Party’s Disclosure Schedule delivered hereunder for such purpose.

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6.8          Management Agreement. Each of the Target Companies and Parent is currently a party to a Management and Advisory Agreement (each, a “Management Agreement”) with Blackstreet Capital Management, LLC (“BCM”) pursuant to which, among other things, BCM provides certain management and advisory services to such Target Company and Parent, as applicable, in return for fees. The parties agree that, at Closing, the Management Agreements between BCM and each Target Company shall be terminated and the Management Agreement between BCM and Parent shall be amended to, among other things, (i) provide for an increase in the minimum annual management fee from $330,750 to $612,100 to account for the termination of such Management Agreements with the Target Companies and the increased consolidated EBITDA of Parent after giving effect to the Contemplated Transactions, (ii) provide for the payment by Parent of additional fees, if any, owing to BCM during the period October 1, 2014 through June 30, 2015 as a result of the actual EBITDA of Parent during such period, and (iii) amend the definition of “Initial Term” defined therein to be the period commencing July 1, 2015 and ending December 31, 2016. In addition, the parties acknowledge that BCM has agreed to waive its right under the Management Agreements to receive any acquisition-related fees owing to it as a result of the Contemplated Transactions, and to waive its right to receive any termination-related fees arising from the termination of the Management Agreements with the Target Companies, in return for receiving the above-described amendment to the Management Agreement with Parent.

Article 7.
CONDITIONS PRECEDENT TO OBLIGATIONS
OF PARENT AND MERGER SUB

The obligation of Merger Sub to effect the Merger, and Parent to effect the Merger and the Contribution, and otherwise cause the Contemplated Transactions to be consummated, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

7.1          Accuracy of Representations. Each of the representations and warranties of the Target Companies and the Owners shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date).

7.2          Performance of Covenants. The covenants and obligations in this Agreement that the Target Companies and the Owners are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3          Approval of Stockholders and Owners. Restorers shall have obtained the approval of the holders of the Restorers Shares, the Owners who are not natural persons shall have obtained the approval of their respective members (if required), for this Agreement, the Merger, the Contribution and the other Contemplated Transactions.

7.4          Documents. Parent and Merger Sub shall have received a certificate executed by the Chief Executive Officer of each Target Company confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.5          Approvals and Consents. Parent shall have received (a) approvals and consents as may be required by applicable law from all applicable Governmental Bodies and (b) the material consents and approvals from third parties required pursuant to Target Company Contracts as a result of the transactions contemplated by this Agreement.

7.6          No Target Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Target Company Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that would reasonably be expected to have or result in a Target Company Material Adverse Effect.

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7.7          No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of either of the Merger or the Contribution shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or the Contribution that makes consummation of the Merger or the Contribution illegal.

7.8          Securities Matters. Parent shall have received from each Owner such documentation and representations as are sufficient for Parent to comply with the requirements of Section 6.1.

7.9          Fairness Opinion. Parent shall have received to its reasonable satisfaction, from one or more reputable and independent financial services firm, an opinion as to the fairness, from a financial point of view, to the stockholders of Parent, of the Aggregate Merger Consideration and the Aggregate Contribution Consideration issuable under this Agreement.

Article 8.
CONDITIONS PRECEDENT TO OBLIGATION OF RESTORERS AND OWNERS

The obligation of Restorers to effect the Merger, and the Owners to effect the Contribution, and otherwise cause the Contemplated Transactions to be consummated, is subject to the satisfaction, at or prior to the Closing, of the following conditions:

8.1          Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date).

8.2          Performance of Covenants. The covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3          Approval of Parent as Sole Stockholder of Merger Sub. Merger Sub shall have obtained the approval of Parent, in its capacity as the sole stockholder of Merger Sub, for this Agreement, the Merger, the Contribution and the other Contemplated Transactions.

8.4          Documents. The Target Companies and the Owners shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in Sections 8.1 and 8.2 have been duly satisfied.

8.5          Consents and Approvals. Restorers and the Owners shall have received (a) approvals and consents as may be required by applicable law from all applicable Governmental Bodies and (b) the material consents and approvals from third parties required pursuant to Parent Contracts as a result of the transactions contemplated by this Agreement.

8.6          No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, then in existence would reasonably be expected to have or result in a Parent Material Adverse Effect.

8.7          No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger or the Contribution shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or the Contribution that makes consummation of the Merger or the Contribution illegal.

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8.8          Fairness Opinion. Restorers, J&P Park and the Owners shall have received to their reasonable satisfaction, from one or more reputable and independent financial services firm, an opinion as to the fairness, from a financial point of view, to the equity interest holders of the Target Companies, of the Aggregate Merger Consideration and the Aggregate Contribution Consideration.

Article 9.
TERMINATION

9.1          Termination. This Agreement may be terminated prior to the Effective Time:

(a)          by mutual written consent of Parent, the Target Companies and the Owners;

(b)          by any of Parent, the Target Companies, or the Owners if the Merger or the Contribution shall not have been consummated by July 1, 2015 (the “End Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this subsection (b) if the failure to consummate the Merger or the Contribution by the End Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(c)          by any of Parent, the Target Companies, or the Owners if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Contribution;

(d)          by any of Parent, the Target Companies, or the Owners if any approval required by their respective Board of Directors, manager(s), stockholders or members (as applicable) is not obtained;

(e)          by Parent if: (i) any of the Target Companies’ or the Owners’ representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1 would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1 would not be satisfied; or (ii) any of the Target Companies’ or the Owners’ covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of the Target Companies’ or the Owners’ representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by any of the Target Companies or the Owners is curable by such party by the End Date and such party is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this subsection (e) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the applicable party written notice of such inaccuracy or breach; or

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(f)          by any the Target Companies or the Owners if: (i) any of Parent or Merger Sub’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 8.1 would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 8.1 would not be satisfied; or (ii) any of Parent or Merger Sub’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied; provided, however, that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Parent or Merger Sub’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by Parent or Merger Sub is curable by Parent or Merger Sub by the End Date and Parent or Merger Sub, as applicable, is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Target Companies or the Owners (as applicable) may not terminate this Agreement under this subsection (f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Target Companies or the Owners (as applicable) gives Parent written notice of such inaccuracy or breach.

9.2          Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 9.2, Section 9.3 and Article 10 shall survive the termination of this Agreement and shall remain in full force and effect; (ii)  the Letter of Intent shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of this Agreement or intentional fraud.

9.3          Expenses. All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger or the Contribution is consummated; provided, however, that, notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that (a) each Target Company shall be permitted to fund at Closing all expenses of such Target Company then due and (b) Parent shall take all necessary action to cause such Target Company to fund any such expenses related to the Contemplated Transactions, even if such payments are not due and payable or finally determined until after the Closing.

Article 10.
GENERAL PROVISIONS

10.1          Survival of Representations and Warranties and Covenants. Except as set forth in this Agreement or in any other agreement, exhibit, schedule, certificate, instrument or other writing delivered in connection with this Agreement, no party hereto makes any representation or warranty to any other party hereto. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time. Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person.

10.2          Amendment. This Agreement may be amended with the approval of the Board of Directors of J&P Park, the Board of Directors of Restorers, the manager of the Owners’ Representative, and the Board of Directors of Parent at any time, subject to the approval of Restorers stockholders if and as required by the DGCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.3          Waiver.

(a)          No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

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(b)          No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4          Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and the other agreements, exhibits and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that, except as otherwise expressly set forth in this Agreement, the Letter of Intent shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by other electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Agreement. Except for the Indemnified Parties’ right to enforce Parent’s obligation under Section 6.5, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.5          Applicable Law; Remedies. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts-of-law principles. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties irrevocably waives the right to trial by jury. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Legal Requirements or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy.

10.6          Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7          Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties.

10.8          Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as Federal Express), one business day after mailing; (c) if sent by facsimile transmission before 5:00 p.m. Central Time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. Central Time and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

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if to Parent or Merger Sub:	Western Capital Resources, Inc.
11550 “I” Street, Suite 150
Omaha, NE 68137
Attention: John Quandahl, Chief Executive Officer
Facsimile: (402) 551-8888

with a copy to:	Maslon LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Attention: Paul D. Chestovich
Facsimile: (612) 642-8305

if to any of the Target
Companies or Owners:	c/o BCP II J&P, LLC
5425 Wisconsin Avenue, Suite 701
Chevy Chase, MD 20815
Attention: Manager
Facsimile: (240) 223-1331

with a copy to:	Manatt Phelps & Phillips LLP
1050 Connecticut Ave NW, Suite 600
Washington, DC 20036
Attention: Alan M. Noskow
Facsimile: (202) 637-1534

10.9          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

* * * * * * *

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IN WITNESS WHEREOF, the parties have caused this Merger and Contribution Agreement to be executed as of the date first above written.

J&P PARK ACQUISITIONS, INC.

By:	/s/ Gay Burke
Name:	Gay Burke
Title:	Chairman

RESTORERS ACQUISITION, INC.

By:	/s/ Gay Burke
Name:	Gay Burke
Title:	Chairman

J&P REAL ESTATE, LLC

By:	/s/ Caroline Miller
Name:	Caroline Miller
Title:	Secretary

WESTERN CAPITAL RESOURCES, INC.

By:	/s/ John Quandahl
Name:	John Quandahl
Title:	CEO

WCRS RESTORERS ACQUISITION CO.

By:	/s/ John Quandahl
Name:	John Quandahl
Title:	CEO

[signature page for Owners follows]

OWNERS:

WCR, LLC

By: BCA 2 WCR, LLC,
its Manager

By: Blackstreet Capital Advisors II, LLC,
its Member

By:	/s/ Murry N. Gunty
Name: Murry N. Gunty
Title: Manager

BC ALPHA HOLDINGS I, LLC

By: Blackstreet Capital Management, LLC,
its Manager

By:	/s/ Murry N. Gunty
Name: Murry N. Gunty
Title: Manager

/s/ Paul J. Ambrose
Paul J. Ambrose

/s/ Charles DeLauder
Charles DeLauder

/s/ Gay A. Burke
Gay A. Burke

/s/ Richard A. Pope
Richard A. Pope

[Owners’ signature page to Merger and Contribution Agreement]

/s/ Steve M. Sevran
Steven M. Sevran

/s/ Jonathan D. Tipton
Jonathan D. Tipton

By:	/s/ Richard A. Pope
Name: Richard A. Pope, As Settlor And Trustee Under The Amendment And Restatement of the Richard And Lonette Pope Living Trust Dated October 18, 2003

By:	/s/ Lonette M. Pope
Name: Lonette M. Pope, As Settlor And Trustee Under The Amendment And Restatement of the Richard And Lonette Pope Living Trust Dated October 18, 2003

By:	/s/ Steven M. Sevran
Name: Steven M. Sevran, As Settlor And Trustee Under The Amendment And Restatement of the Sevran Living Trust Dated September 29, 1980

By:	/s/ Ellen S. Sevran
Name: Ellen S. Sevran, As Settlor And Trustee Under The Amendment And Restatement of the Sevran Living Trust Dated September 29, 1980

[Owners’ signature page to Merger and Contribution Agreement]

EXHIBIT A
CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Affiliated Group” shall mean an “affiliated group” within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or non-U.S. Tax law.

“Aggregate Merger Consideration” shall mean the number of Parent Shares equal to the product, rounded down to the nearest full Parent Share, of (a) the Parent Shares as of the Effective Time (i.e., after giving effect to the Merger and the Contribution), multiplied by (b) .05264495 (subject, however, to adjustment for the rounding contemplated by Section 1.4(c)).

“Aggregate Contribution Consideration” shall mean the number of Parent Shares equal to the product, rounded down to the nearest full Parent Share, of (a) the Parent Shares as of the Effective Time (i.e., after giving effect to the Merger and the Contribution), multiplied by (b) .31586967.

“Agreement” shall mean the Merger and Contribution Agreement to which this Exhibit A is attached, as it may be amended from time to time.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Contemplated Transactions” shall mean the Merger, the Contribution, and the other transactions contemplated by the Agreement.

“Contract” shall mean any agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking, written or oral.

“DGCL” shall mean the Delaware General Corporation Law.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

A-1

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization.

“Intellectual Property” shall mean: (a) patents (including any registrations, continuations, continuations in part, renewals and any applications for any of the foregoing); (b) registered and unregistered copyrights and copyright applications; and (c) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor.

“IRS” shall mean the United States Internal Revenue Service.

“J&P Park Shares” shall mean the shares of the common stock of J&P Park.

“J&P Real Estate Units” shall mean the membership units (representing membership interest) of J&P Real Estate.

“Knowledge” of a party shall mean the actual knowledge of (a) Gay Burke, Vick Crowley and Paul Ambrose with respect to J&P Park, (b) William Powers, Vick Crowley and Paul Ambrose with respect to Restorers, (c) Vick Crowley and Paul Ambrose with respect to J&P Real Estate, and (d) John Quandahl, Ric Miller and Steven Irlbeck with respect to Parent.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, and the provisions of the current organizational documents and internal rules of the applicable Entity.

“Letter of Intent” is defined in Section 5.1.

“MBCA” shall mean the Minnesota Business Corporation Act.

“Merger Exchange Ratio” shall mean the quotient determined by dividing the Aggregate Merger Consideration by the number of Restorers Shares as of the moment immediately prior to the Effective Time, rounded to the nearest ten thousandth.

“Order” shall mean any order, writ, injunction, judgment or decree.

“Owners’ Representative” shall mean BCP II J&P, LLC, a Delaware limited liability company.

“Parent Affiliate” shall mean any Person under common control with any of the Parent Entities within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“Parent Associate” shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to any of the Parent Entities or any Parent Affiliate.

“Parent Board” shall mean Parent’s Board of Directors.

“Parent Contract” shall mean any Contract: (a) to which any of Parent Entities is a party; (b) by which any of the Parent Entities or any asset of any of the Parent Entities is bound or under which any of the Parent Entities has any express obligation; or (c) under which any of the Parent Entities has any express right.

“Parent Disclosure Schedule” shall mean the Parent Disclosure Schedule that Parent prepared in accordance with the requirements of the Agreement and delivered to the Corporations and the Owners on the date of the Agreement.

“Parent Employee” shall mean any director or any officer or any other employee (full-time or part-time) of any of the Parent Entities.

“Parent Employee Agreement” shall mean any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Parent Entities; and (b) any Parent Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable law) without any obligation on the part of any Parent Entity to make any severance, termination, change in control or similar payment or to provide any benefit that exceeds $75,000 per annum.

“Parent Employee Plan” shall mean any plan, program, policy, practice (of the type that might result in monetary implications to a Parent Entity) or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of the Parent Entities for the benefit of any Parent Employee; or (b) with respect to which any of the Parent Entities has or may incur or become subject to any liability or obligation; provided, however, that a Parent Employee Agreement shall not be considered a Parent Employee Plan.

“Parent Entities” shall mean: (a) Parent; and (b) each of Parent’s Subsidiaries.

“Parent Latest Balance Sheet” shall mean the latest consolidated balance sheet of Parent and its consolidated Subsidiaries included in the Parent SEC Filings.

“Parent Material Adverse Effect” shall mean any Effect that has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred a Parent Material Adverse Effect: (i) conditions generally affecting the industries in which Parent Entities participate or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Parent Entities, taken as a whole, as compared to other industry participants; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the Parent Entities, taken as a whole, as compared to other industry participants; (iii) changes in the trading price or trading volume of Parent Shares (it being understood, however, that, except as otherwise provided in clauses (i), (ii), (iv) or (v) of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume may give rise to a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) applicable to Parent or any of its Subsidiaries; or (v) changes in applicable Legal Requirements after the date hereof; or (b) the ability of Parent to consummate the Merger or the Contribution or any of the other Contemplated Transactions.

“Parent Pension Plan” shall mean each: (a) Parent Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

“Parent Shares” shall mean the shares of the Common Stock, no par value, of Parent.

“Per Share Contribution Consideration” shall mean the number of Parent Shares issuable to each Owner (which Parent Shares, in the aggregate, constitute the Aggregate Contribution Consideration) as set forth on Schedule 2.2.

“Per Share Merger Consideration” shall mean a number of Parent Shares equal to the Merger Exchange Ratio.

“Person” shall mean any individual, Entity or Governmental Body.

“Representatives” shall mean directors, managers, officers, employees, agents, attorneys, accountants, investment bankers, other advisors and representatives.

“Restorers Shares” shall mean the shares of the common stock of Restorers.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of a Person means an Entity in which such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or Board of Managers (as applicable) or other governing body; or (b) at least 25% of the outstanding equity, voting or financial interests in such Entity.

“Target Companies” shall mean (i) J&P Park Acquisitions, Inc., a Delaware corporation, (ii) J&P Real Estate, LLC, a Delaware limited liability company, and (iii) Restorers Acquisition, Inc., a Delaware corporation.

“Target Company Affiliate” shall mean, with respect to each Target Company, any Person under common control with such Target Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“Target Company Associate” shall mean, with respect to any Target Company, any current or former officer, employee (full-time or part-time), independent contractor, consultant, director, manager or statutory auditor of or to such Target Company or any Target Company Affiliate.

“Target Company Contract” shall mean, with respect to each Target Company, any Contract: (a) to which such Target Company is a party; (b) by which such Target Company is bound or under which any of such Target Company’s has any express obligation; or (c) under which such Target Company has any express right.

“Target Company Disclosure Schedule” shall mean the disclosure schedule of each Target Company prepared in accordance with the requirements of the Agreement and delivered to Parent on the date of the Agreement.

“Target Company Employee Agreement” shall mean, with respect to each Target Company, each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) such Target Company or any Target Company Affiliate; and (b) any Target Company Associate, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of such Target Company or any Target Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit that exceeds $75,000 per annum.

“Target Company Employee Plan” shall mean, with respect to each Target Company, each plan, program, policy or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is maintained or contributed to, or required to be maintained or contributed to, by such Target Company or any Target Company Affiliate for the benefit of any Target Company Associate; or (b) with respect to which such Target Company or any Target Company Affiliate has or may incur or become subject to any liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Target Company Employee Plan.

“Target Company Latest Balance Sheet” shall mean (i) the J&P Latest Balance Sheet, and (ii) the Restorers Latest Balance Sheet, as applicable.

“Target Company Material Adverse Effect” shall mean, with respect to any particular Target Company, any effect, change, claim, event or circumstance (collectively, “Effect”) that has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, or results of operations of such Target Company taken as a whole; provided, however, that in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred a Target Company Material Adverse Effect: (i) conditions generally affecting the industries in which such Target Company participates or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on such Target Company, taken as a whole, as compared to other industry participants; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on such Target Company, taken as a whole, as compared to other industry participants; (iii) changes in GAAP (or any interpretations of GAAP) applicable to such Target Company; (iv) the taking of any action or any omission expressly required to be taken pursuant to this Agreement or the taking of any action or any omission requested by Parent to be taken pursuant to the terms of the Agreement to the extent taken in accordance with such request; or (v) changes in applicable Legal Requirements after the date hereof; or (b) the ability of such Target Company to consummate the Mergers or the Contribution (as applicable) or any of the other Contemplated Transactions.

“Target Company Pension Plan” shall mean, with respect to each Target Company, each: (a) Target Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

“Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), whether disputed or not, imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, claim for review or other document or information, any schedule or attachment thereto, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.